SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 12/31/2005
FILE NUMBER 811-1540
SERIES NO.: 32

72DD     1.   Total income dividends for which record date passed during the period.
              Class A                        $8,596
         2.   Dividends for a second class of open-end company shares
              Class B                        $3,119
              Class C                        $1,138
              Class R                        $   51
              Investor Class                 $3,351
              Institutional Class            $    1

73A.          Payments per share outstanding during the entire current period:
         1.   Dividends from net investment income
              Class A                      $000.1808
         2.   Dividends for a second class of open-end company shares
              Class B                      $000.0967
              Class C                      $000.0967
              Class R                      $000.1568
              Investor Class               $000.1108
              Institutional Class          $000.2402

74U.     1.   Number of shares outstanding
              Class A                         66,748
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B                         42,310
              Class C                         15,865
              Class R                            546
              Investor Class                  28,092
              Institutional Class                  3

74V.     1.   Net asset value per share (to nearest cent)
              Class A                        $ 12.25
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                        $ 12.22
              Class C                        $ 12.23
              Class R                        $ 12.24
              Investor Class                 $ 12.25
              Institutional Class            $ 12.24